As filed with the Securities and Exchange Commission on November 24, 1998


                           Registration No. 333-

==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                        ---------------------------

                                  FORM S-3
                          REGISTRATION STATEMENT
                                   under
                         THE SECURITIES ACT OF 1933
                        ---------------------------

                          WEBCO INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)
                        ---------------------------

          Oklahoma                                           73-1097133
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                          ________________________

                           9101 West 21st Street
                      Sand Springs, Oklahoma   74063
                             (918) 241-1000
     (Address, including zip code, and telephone number, including area code, of principal executive offices)
                        ---------------------------


                                Mike Howard
                           Webco Industries, Inc.
                           9101 West 21st Street
                       Sand Springs, Oklahoma  74063
                              (918) 241-1000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)


                       ---------------------------

                               Copies to:
                            Larry W. Sandel
               Hall, Estill, Hardwick, Gable, Golden & Nelson
                    320 South Boston Avenue, Suite 400
                         Tulsa, Oklahoma  74103
                            (918) 594-0400
                          __________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:
[ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                 CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed Maximum Proposed Maximum    Amount of
Class of Securities  Amount to be  Offering Price Aggregate Offering Registration
to be Registered     Registered*    Per Unit*          Price*         Fee*
Common Stock,         830,000        $7.00           $5,810,000       $1,616
$.01 par value

* Estimated pursuant to rule 457(c) solely for purposes of calculating the
amount of the registration fee, based upon the average of     the bid and
asked prices of the Registrants Common Stock on November 19, 1998.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS




                             830,000 Shares

                         WEBCO INDUSTRIES, INC.

                              Common Stock
                            ($.01 par value)



All of the Shares of Common Stock will be sold by certain stockholders. Webco will not receive proceeds from any sale.


Webco originally issued the Shares in a merger that resulted in Phillips & Johnston, Inc. becoming a wholly-owned subsidiary. In the merger Webco agreed to register the Shares and to pay all of the cost of registration.
                       _________________________

Beginning on page 6 we have listed several Risk Factors which you should consider before making a decision to purchase the Shares.


The Common Stock is listed and traded on the American Stock Exchange under the symbol WEB. On November 19, 1998, the closing price of the Common Stock was $7.00 per share.

                       _________________________



Neither The Securities And Exchange Commission Nor Any State Securities Commission Has Approved Or Disapproved Of These Securities Or Passed Upon The Accuracy Or Adequacy Of This Prospectus. Any Representation To The Contrary Is A Criminal Offense.

                       _________________________




     The date of this Prospectus is _____________, 1998.

                         TABLE OF CONTENTS


                                                                 Page

About the Company                                                 5
Where You Can Find More Information                               5
Documents Incorporated by Reference                               5
Forward Looking Statements                                        6
Risk Factors                                                      6
Use of Proceeds                                                   8
Selling Stockholders                                              8
Plan of Distribution                                              8
Experts                                                           9
Legal Matters                                                     9


You should rely only on the information contained in this Prospectus. Webco has not authorized anyone to provide you with information that is different from that contained in this Prospectus. The Shares will only be offered and sold in jurisdictions where the offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus.

In this Prospectus, the terms "Company", "Webco", "we", "us" and "our" refer to Webco Industries, Inc., including its divisions and subsidiary.

                           ABOUT THE COMPANY

Webco is a specialty manufacturer of high-quality carbon steel tubing and stainless steel tubing products designed to industry and customer specifications. Webco's tubing products consist primarily of: welded carbon heat exchanger tubing, welded boiler tubing, stainless tube and pipe, and advanced carbon mechanical tubing for use in consumer durable and capital goods. Management believes that Webco is the domestic market leader in the manufacture of welded carbon heat exchanger tubing and welded carbon boiler tubing, and the leading supplier of stainless tubing for certain niche applications. Our subsidiary, Phillips & Johnston, Inc. ("P&J"), represents several manufacturers in the sale of various non-competing mechanical and specialty tubular products made from copper, brass, aluminum and stainless and carbon steel, among others. This representation allows us to better serve our customers by offering a full range of tubing products. Our QuikWater division manufactures and markets a patented direct contact water heater for commercial and industrial applications. We have three production facilities in Oklahoma and Pennsylvania and five distribution facilities in Oklahoma, Texas, Illinois and Michigan, serving more than 1,300 customers throughout North America.

Webco is an Oklahoma corporation founded in 1969 by F. William Weber, chairman of the board and chief executive officer. On June 29, 1998, we merged with P&J, a Chicago based sales organization and value added processor of
tubular products.   In the merger we exchanged 830,000 shares of our Common
Stock for all of the outstanding stock of P&J. As a result of the merger, P&J became a wholly-owned subsidiary of the Company. The merger has been accounted for under the pooling of interests method of accounting. Accordingly, all historical financial information incorporated by reference in the Prospectus has been restated as if Webco and P&J have always been combined.

                     WHERE YOU CAN FIND MORE INFORMATION

Webco files annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an internet site at http://www.sec.gov where certain information regarding Webco may be found.

This Prospectus is part of a registration statement that we filed with the SEC (Registration No. ______). The registration statement contains more information than is included in this Prospectus regarding Webco and its Common Stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its internet site.

We intend to furnish our shareholders with annual reports containing audited financial statements certified by an independent accounting firm.

                      DOCUMENTS INCORPORATED BY REFERENCE


The SEC allows us to "incorporate" into this Prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to those other documents. The incorporated information may also include documents we file after the date of this Prospectus which will update and supersede the information you read in this Prospectus. We are incorporating by reference the documents listed below (Commission File No. 0-23242), except to the extent information in those documents is different from the information contained in this Prospectus. We are also incorporating by reference all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these Shares.

1. our Annual Report on Form 10-K for the year ended July 31, 1998;

2. our Current report on Form 8-K filed on July 14, 1998, including the Form 8-K/A amendment thereto filed on September 11, 1998;

3. our definitive Proxy Materials for the Annual Meeting of Shareholders to be held on December 2, 1998, filed on November 11, 1998; and

4. the description of our Common Stock contained in our Registration Statement on Form 8-A dated January 14, 1994, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these documents, at no cost, by writing to: Webco Industries, Inc. , 9101 West 21st Street, Sand Springs, Oklahoma 74063,
Attention: Corporate Secretary.  Our telephone number is  (918) 241-1000.


                     FORWARD LOOKING STATEMENTS

This Prospectus and the information incorporated herein by reference contains various forward-looking statements within the meaning of Federal and state securities laws, including statements identified or predicated by the words "believes", "anticipates", "expects" or similar expressions. Such statements are subject to a number of factors that could cause the actual results to differ materially from those projected. Therefore, prospective purchasers are cautioned not to place undue reliance upon such statements. Such factors include, but are not limited to, those discussed under Risk Factors below.


                           RISK FACTORS

General Economic and Business Conditions. Many of our products are sold to industries that experience significant fluctuations in demand based on economic conditions or other matters beyond our control. No assurance can be given that we will be able to increase or maintain our level of sales in periods of economic stagnation or downturn.

Competition from Imports. The domestic tubular products market is affected by the level of imports of tubular products. High levels of imports may reduce the volume sold by domestic producers and depress selling prices. In addition, the strength of the U.S. Dollar and the willingness of some foreign importers to maintain volumes by sacrificing profit margins may create circumstances where product pricing is at levels that are marginally profitable or even
unprofitable.   Webco believes that import levels and import pricing are
affected by, among other things, overall worldwide demand for tubular products, global economic conditions, government subsidies to foreign producers and the weakness or absence of governmentally imposed trade restrictions in the United States. Given the recent decline in certain of the economies of Asia, South America and Eastern Europe, increased competition from foreign imports should be anticipated.

Changes in Manufacturing Technology. Over the past 10 years, there have been significant advances in the technology relating to the manufacture of carbon and stainless steel tubing. These advances have increased the speed at which tubing can be manufactured, the quality of the tubing and the types and densities of materials that can be welded into tubes for advanced manufacturing processes. In many circumstances, our ability to remain current with manufacturing technologies is necessary if we are to compete with other domestic producers and foreign imports. Maintaining current manufacturing technologies and capabilities requires investment of capital.

Industry Capacity. Webco and many of our competitors in both the stainless and carbon steel tubing markets have expanded production capacity over the past decade. Continued significant expansion could result in industry over-capacity which in turn could result in a decline in product pricing. Over-capacity could also result from a precipitous decrease in demand or a significant increase in foreign imported supply.

Domestic Competition. Specialty steel tube manufacturing is a highly competitive market in which Webco competes with other companies on the basis of price, quality, service and ability to fill orders on a timely basis. We have different competitors within each of our markets. Certain of these competitors are larger and have greater financial resources than we do. Sales of some of our products represent a high percentage of the market demand for these products, and could be targeted by competitors.

Raw Material Costs and Availability. The largest component of our cost of sales is for raw materials. These costs can vary over time due to changes in steel pricing which are influenced by numerous factors beyond our control, including general economic conditions, foreign imports, domestic competition, labor costs, import duties and other trade restrictions. Reductions in our raw material costs may lag behind pressure to reduce our prices or increases in raw material costs may precede increases in our prices, thereby affecting our profit margins.

Loss of Significant Customers and Customer and Vendor Work Stoppages. We sell tubular products to a diverse group of more than 1,300 customers. No single customer represents more than 4% of our 1998 net sales, and no one end-use sector represents more than 14% of our 1998 net sales. Still, the loss of any significant customer, or a work stoppage at a significant customer or in an important end-use sector, such as automotive, could have an adverse effect on our results of operations.

Successful Implementation of Enterprise Software. We are currently installing an enterprise software system designed to modernize our information technology needs, improve management data and solve issues we may have that are associated with the Year 2000 (Y2K). Our inability to successfully complete this project would require us to pursue other information technology solutions and delay compliance with Y2K, thereby forcing us to potentially manually verify our business transactions for some period of time.

Y2K Compliance by Customers and Vendors. Failure by our customers and vendors to find adequate solutions to their own Y2K issues could have an adverse effect on Webco. For example, our customers could experience a significant interruption in their buying patterns and volumes while our vendors could be unable to timely supply product required for our manufacturing processes.



                             USE OF PROCEEDS

Webco will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders.



                          SELLING STOCKHOLDERS

All of the Shares offered hereby were acquired by the Selling Stockholders in the Merger. After the Merger, Mr. Kowalski has continued to serve as the President of Phillips & Johnston, Inc. and as a member of the Board of Directors of Webco. Mr. Pressly, a former vice president of P&J, is Vice President and General Manager of the Company's QuikWater division.

The following table sets forth for each Selling Stockholder, as of July 31, 1998, the number of shares of Common Stock beneficially owned by such Selling Stockholder prior to this offering, the maximum number of Shares to be offered and sold from time to time by such Selling Stockholder and the number of shares of Common Stock to be beneficially owned by such Selling Stockholder after this offering. This table assumes that the number of shares to be offered and sold constitute all of the shares of Common Stock beneficially owned by the Selling Stockholder.

                             Shares                             Shares
                             Beneficially       Shares          Beneficially
                             Owned Prior        Being           Owned After
Name                         to Offering        Offered         the Offering

Christopher L. Kowalski,      415,000           415,000             --
  as Trustee of the
  Christopher L. Kowalski
  Declaration of Trust

Robert N. Pressly             265,000           265,000             --
  as Trustee of the
  Robert N. Pressly
  Declaration of Trust

Elizabeth A. Pressly          150,000           150,000             --
  as Trustee of the
  Elizabeth A. Pressly
  Declaration of Trust
__________________________
Robert N. Pressly and Elizabeth A. Pressly are husband and wife.

                          PLAN OF DISTRIBUTION

Webco will not receive any proceeds from the sale of the Shares by the Selling Stockholders. Each of the Selling Stockholders may sell his Shares directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals. The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders. Each Selling Stockholder may pledge all or a portion of the Shares owned by him as collateral for loan transactions and, upon default by such Selling Stockholder, the pledgee would have the same rights of sale as the Selling Stockholder under this Prospectus. Each Selling Stockholder may also transfer Shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as the Selling Stockholder under this Prospectus. The distribution of the Shares may be effected in one or more transactions that may take place on the American Stock Exchange, including block trades or ordinary brokers transactions, or through market makers, in privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In addition, any Shares which qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the Securities Act) may be sold under Rule 144 rather than pursuant to this Prospectus. Usual and customary or specifically negotiated fees, discounts or commissions may be paid by the Selling Stockholders in connection with such sales.

The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares sold less the aggregate fees, commissions and discounts, if any, paid by the Selling Stockholders to third parties and other expenses of issuance and distribution not borne by the Company. The Selling Stockholders and any dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The Company will bear all of the expenses of registration of the Shares under the Federal and state securities laws, including filing fees. Such expenses payable by the Company are currently estimated to be $30,000.

The Company has advised the Selling Stockholders that the anti-manipulative provisions of Regulation M under the Exchange Act may apply to their sales in the market. We have furnished each Selling Stockholder with a copy of Regulation M and have informed them of the need for delivery of copies of this Prospectus. There can be no assurance that any of the Selling Shareholders will sell any of the Shares offered by them hereunder.


                                  EXPERTS

The consolidated balance sheets of the Company as of July 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders equity and cash flows for each of the three years in the period ended July 31, 1998, incorporated by reference in this Prospectus and in the Registration Statement of which this Prospectus forms a part, have been incorporated herein in reliance on the report, which report indicates that PricewaterhouseCoopers LLP has relied on the report of Dugan & Lopatka as it relates to the audit of the financial statements of P&J as of December 31, 1997 and for the years ended December 31, 1997 and 1996, of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

The balance sheet of P&J as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders equity and cash flows for each of the two years in the period ended December 31, 1997, included in Webco's financial statements as of July 31, 1997 and for the years ended July 31, 1997 and 1996, which financial statements are incorporated by reference in this Prospectus and in the Registration Statement of which this Prospectus forms a part, have been incorporated herein in reliance on the report of Dugan & Lopatka, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     LEGAL MATTERS

The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Hall, Estill, Hardwick, Gable, Golden & Nelson, PC, Tulsa, Oklahoma. Attorneys who are shareholders or employed by Hall, Estill, Hardwick, Gable, Golden & Nelson, PC who have provided advice with respect to this offering in the aggregate own less than $50,000 in value of the Company's securities.

                               PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are the estimated expenses in connection with the distribution of the securities being registered:

Securities and Exchange Commission Registration Fee          $1,616
Accounting Fees and Expenses                                  1,500
Attorneys Fees and Expenses                                   5,000
AMEX Listing Fees                                            17,500
Printing and copying                                          2,000
Miscellaneous                                                 2,384

Total                                                      $ 30,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Amended and Restated Certificate of Incorporation and By-Laws authorize the Company to indemnify any present or former director, officer, employee, or agent of the Company, or a person serving in a similar post in another organization at the request of the Company, against expenses, judgments, fines, and amounts paid in settlement incurred by such person in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the maximum extent authorized by the Oklahoma General Corporation Act. Section 1031 of the Oklahoma General Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS

5.1          Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson

23.1         Consent of PricewaterhouseCoopers LLP

23.2         Consent of Dugan & Lopatka

23.3 Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson
(included in Exhibit 5.1)

25.1          Power Of Attorney (contained on page 13)


ITEM 17.  UNDERTAKINGS

(a)     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sand Springs, State of Oklahoma on the 23rd day of November, 1998.

                                          WEBCO INDUSTRIES, INC.



                                             By:/s/ Michael P. Howard
                                             Name:  Michael P. Howard
                                             Title: Chief Financial Officer

                               POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Dana S. Weber and Michael P. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Webco Industries, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ F. William Weber           Chairman of the Board,
F. William Weber               Chief Executive Officer
                               and Director           Dated:  November 23, 1998

/s/ Dana S. Weber              Vice Chairman of the Board
Dana S. Weber                  President, Chief Operating
                               Officer and Director   Dated:  November 23, 1998

/s/ Michael P. Howard          Vice President, Treasurer
Michael P. Howard              and Chief Financial
                               Officer                Dated:  November 23, 1988

/s/ Neven C. Hulsey            Director               Dated:  November 23, 1998
Neven C. Hulsey

/s/ Frederick C. Ermel         Director               Dated:  November 23, 1998
Frederick C. Ermel

/s/ Dr. Kenneth E. Case        Director               Dated:  November 23, 1998
Dr. Kenneth E. Case

/s/ Christopher L. Kowalski    President, Phillips &
Christopher L. Kowalski        Johnston, Inc. and
                               Director               Dated:  November 23, 1998

INDEX TO EXHIBITS


EXHIBIT
NUMBER           DESCRIPTION

5.1 Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson

23.1 Consent of PricewaterhouseCoopers LLP

23.2 Consent of Dugan & Lopatka

23.3 Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson
     (included in Exhibit 5.1)

25.1 Power of Attorney (contained on page 13)

EX-5.1
Opinion of Hall, Estill & Hardwick


                                  November 23, 1998



Webco Industries, Inc.
Sand Springs, Oklahoma

                         RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 830,000 shares of your Common Stock (the Shares) to be offered for sale for the benefit of certain Selling Stockholders. The Shares are to be sold from time to time by the Selling Stockholders as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken in connection with the issuance and sale of the Shares.

It is our opinion that the Shares are legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                  Very truly yours,

                                  HALL, ESTILL, HARDWICK, GABLE,
                                  GOLDEN & NELSON

EX-23.1
Consent of PricewaterhouseCoopers LLP



     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-__________) of our report dated September 9, 1998, on our audits of the consolidated financial statements of Webco Industries, Inc. as of July 31, 1998 and 1997 and for the years ended July 31, 1998, 1997 and 1996, which report is included in the Annual Report on Form 10-K for the year ended July 31, 1998.


PRICEWATERHOUSECOOPERS LLP


Tulsa, Oklahoma
November 23, 1998

EX-23.2
Consent of Dugan & Lopatka




                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-__________) of our report dated June 29, 1998, on our audits of the financial statements of Phillips & Johnston , Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996, which report is included in the Current Report of Webco Industries, Inc. (commission file number 0-23242) on Form 8-K/A filed on September 11, 1998.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 29, 1998, on our audits of the financial statements, which financial statements are included in the consolidated financial statements of Webco Industries, Inc., as of July 31, 1997 and for the fiscal years ended July 31, 1996 and July 31, 1997, of Phillips & Johnston, Inc., as of December 31, 1997 and for the years ended December 31, 1997 and 1996, which report is included in the Annual Report on From 10-K of Webco Industries, Inc. (commission file No. 0-23242) for the fiscal year ended July 31, 1998.


DUGAN & LOPATKA


Wheaton, Illinois
November 23, 1998

                                              November  23, 1998

VIA EDGAR

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Re:     Webco Industries, Inc. Registration Statement on Form  S- 3
Proposed sale of 830,000 shares of Common Stock by Selling Stockholders

Ladies and Gentlemen:

 On behalf of Webco Industries, Inc. (the Registrant), I hereby attach (via EDGAR) for filing under the Securities Act of 1933, as amended
(the Act), the above-described Registration Statement. The filing fee in the amount of $1,616 has been paid.

Should you have any questions with regard to the above, please call the undersigned, collect, at (918) 241-1094.

                                                Sincerely,

                                               /s/ Michael P. Howard

                                               Michael P. Howard
                                               Vice President, Finance and
                                               Administration